UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 13, 2024

Algorhythm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 596-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported on Form 8-K filed on August 30, 2024, on August 26, 2024, Algorhythm Holdings, Inc. (the “Company”) received a notice from The Nasdaq Stock Market LLC (“NASDAQ”) indicating that its stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 did not meet the minimum of $2,500,000 in stockholders’ equity required by NASDAQ Listing Rule 5550(b)(1) (the “Equity Rule”) for continued listing, or the alternatives of market value of listed securities or net income from continuing operations. Pursuant to the Equity Rule, the Company submitted a plan to regain compliance with the Equity Rule. NASDAQ accepted its plan and granted the Company an extension through November 14, 2024.

During the Company’s third quarter ended September 30, 2024, the Company closed a number of transactions, the effect of which, in the aggregate, have caused the Company to regain compliance with the Equity Rule.

On June 26, 2024, the Company entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Ascendiant Capital markets, LLC, as sales agent (the “Agent”), pursuant to which the Company could offer and sell, from time to time, through the Agent (the “ATM Offering”) shares of the Company’s common stock. Through the date of this Current Report, the Company has sold 3,835,500 shares of common stock under the Sales Agreement and received net proceeds of approximately $2,975,615 after payment of brokerage commissions and administrative fees to the agent of approximately $123,045.

On July 3, 2024, the Company completed its acquisition of SemiCab, Inc. pursuant to the terms of that certain asset purchase agreement among the Company, its wholly owned subsidiary SemiCab Holdings, LLC, SemiCab, Inc, Ajesh Kapoor and Vivek Sehgal (the “Asset Purchase Agreement”). As partial consideration for the acquisition, the Company issued 641,806 shares of its common stock at $1.15 per share, valued at approximately $738,000.

In September 2024, the Company executed a settlement agreement with the Plaintiff in a previously disclosed civil complaint against the Company, OAC 111 Flatiron, LLC and OAC Adelphi, LLC v. MICS Nomad LLC, a subsidiary of the Company. As a result of the settlement, during the three months ended September 30, 2024, the Company wrote off the remaining operating lease liability on the lease and recognized a gain on early termination of the operating lease of approximately $3,874,000.

Based upon the closing of the ATM Offering, the Asset Purchase Agreement, and the settlement agreement described above, and management’s preliminary calculation of the Company’s results of operations for the quarter ended September 30, 2024, the Company believes that as of the date of this Current Report, it has regained compliance with the Equity Rule.

Nasdaq has advised the Company that it will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2024	Algorhythm Holdings, Inc.

	By:	/s/ Gary Atkinson
	Name:	Gary Atkinson
	Title:	Chief Executive Officer